United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 17, 2026

Date of Report (Date of earliest event reported)

Goldenstone Acquisition Limited

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41328	85-3373323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4360 E. New York St. Aurora, IL	60504
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 352-7788

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Units, each consisting of one share of Common Stock and one Redeemable Warrant and one Right

Common Stock, par value $0.0001 per share

Redeemable Warrants, each warrant exercisable for one-half of one share of Common Stock at an exercise price of $11.50 per whole share

One Right to receive 1/10th of one share of Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The disclosure set forth in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.07 SUBMISSION OF A MATTER TO A VOTE OF SECURITY HOLDERS.

On March 17, 2026, the Company held a Special Meeting of Stockholders (the “Special Meeting”). The record date for the stockholders entitled to notice of, and to vote at, the Special Meeting was February 26, 2026. At the close of business on that date, the Company had 2,289,246 shares of common stock issued and outstanding and entitled to be voted at the Special Meeting. Of the 2,289,246 shares of common stock issued and outstanding and entitled to be voted at the Special Meeting, 1,441,398 shares (or 62.96%), constituting a quorum, were represented in person or by proxy at the Special Meeting. At the Special Meeting, four proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission. Proposal 5 was not voted on at the Special Meeting. The final voting results were as follows:

Proposal 1

The Company’s stockholders approved a proposal to amend the Company’s amended and restated certificate of incorporation, as amended, to extend the date by which the Company has to consummate a business combination until December 21, 2026, each such extension for an additional one (1) month period, from March 21, 2026 to December 21, 2026. Approval of the Extension Amendment Proposal required the affirmative vote of a majority of the shares outstanding. The Extension Amendment Proposal received the following votes:

For	Against	Abstain
1,432,998	8,400	0

Proposal 2

The Company’s stockholders approved a proposal to amend the Investment Management Trust Agreement, dated March 16, 2022 by and between the Company and Continental Stock Transfer& Trust Company (as previously amended) (the “Charter”), by and between the Company and Continental Stock Transfer & Trust Company, to provide that the time for the Company to complete its initial business combination under the Trust Agreement from March 21, 2026 to December 31, 2026 provided that the Company deposits into the trust account established in connection with the Company’s initial public offering the sum of $1,500 for each month extended, based upon the voting results set forth below.

For	Against	Abstain
1,432,998	8,400	0

Proposal 3

The Company’s stockholders approved a proposal to amend the Company’s Charter to remove the restriction on the Company’s ability to undertake an initial business combination with any entity or business based in, or with its principal or a majority of its business operations (either directly or through any subsidiaries) in, the People’s Republic of China (including Hong Kong or Macau), based on the voting results set forth below:

For	Against	Abstain
1,441,398	0	0

Proposal 4

The Company’s stockholders approved a proposal to amend the Company’s Charter to change the name of the Company to “Chi Special Acquisition Company” based on the voting results set forth below:

For	Against	Abstain
1,441,398	0	0

The Company filed a Certificate of Amendment to its Charter on March 23, 2026 reflecting the amendments approved at the Special Meeting. A copy of the Company’s Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference.

Item 8.01 Other Events

In connection with the stockholder’s vote at the Special Meeting 422,840 shares of common stock were tendered for redemption. Following redemptions, the Company will have 20,156 shares of public common stock outstanding.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2026

GOLDENSTONE ACQUISITION LIMITED

By:	/s/ Eddie Ni
Name:	Eddie Ni
Title:	Chief Executive Officer

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